Exhibit 1.1

SHELL MIDSTREAM PARTNERS, L.P.

40,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 28, 2014

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.,

As Representatives of the several

  Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Shell Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 40,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to 6,000,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

It is understood and agreed to by all parties that the Partnership was formed by Shell Pipeline Company LP, a Delaware limited partnership (“SPLC”), to own, operate, develop and acquire pipelines and other midstream assets, as described more particularly in the Preliminary Prospectus (as defined herein).

It is further understood and agreed to by all parties that as of the date hereof:

(a) SPLC directly owns a 100.0% membership interest in Shell Midstream Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership with a nominal 2.0% general partner interest in the Partnership (the “General Partner”);

(b) SPLC directly owns a 100% membership interest in Shell Midstream LP Holdings LLC, a Delaware limited liability company with a nominal 98.0% limited partner interest in the Partnership (“LP Holdco”);

(c) the Partnership directly owns a 100.0% membership interest in Shell Midstream Operating LLC, a Delaware limited liability company (the “Operating Company”); and

(d) SPLC directly owns (i) a 100.0% membership interest in Zydeco Pipeline Company LLC, a Delaware limited liability company (“Zydeco”), (ii) a 71.5% general partnership interest in Mars Oil Pipeline Company, a Texas general partnership (“Mars”), (iii) a 50.0% membership interest in Bengal Pipeline Company, LLC, a Delaware limited liability company (“Bengal”), and (iv) a 16.12% equity interest in Colonial Pipeline Company, a Delaware and Virginia corporation (“Colonial”).

It is further understood and agreed to by the parties hereto that the following transactions have occurred or will occur on or immediately prior to the Initial Delivery Date (as defined below):

(a) The parties thereto will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Contribution Agreement”), pursuant to which:

(i) SPLC will transfer by pro rata contribution to the General Partner and LP Holdco, and the General Partner and LP Holdco will then contribute to the Partnership, a 40.331% membership interest in Zydeco (the “Contributed Zydeco Interest”), a 28.6% general partnership interest in Mars (the “Mars Interest”), a 49.0% membership interest in Bengal (the “Bengal Interest”) and a 1.612% equity interest in Colonial (the “Colonial Interest”) in exchange for (A) 2,754,084 general partner units representing a continuation of the General Partner’s 2.0% general partner interest in the Partnership (the “General Partner Units”), (B) the issuance to LP Holdco of 27,475,068 Common Units representing a 19.95% limited partner interest in the Partnership (the “LP Holdco Units”) and 67,475,068 subordinated units representing a 49.0% limited partner interest in the Partnership (the “Subordinated Units” and, together with the LP Holdco Units, the “Sponsor Units”), representing an aggregate 68.95% limited partner interest in the Partnership and (C) all of the incentive distribution rights of the Partnership (“Incentive Distribution Rights”);

(ii) the Partnership will contribute the Contributed Zydeco Interest, the Mars Interest, the Bengal Interest and the Colonial Interest to the Operating Company;

(iii) SPLC will use $115,758,571 of the net proceeds from the sale of the Firm Units to make a contribution to Zydeco, through the Operating Company, in exchange for the issuance of an additional 2.669% membership interest in Zydeco (the “New Zydeco Interest” and, together with the Contributed Zydeco Interest, the “Zydeco Interest”);

(c) the Partnership will enter into voting agreements with SPLC, pursuant to which SPLC will grant the Partnership voting control over its retained 57.0% membership interest in Zydeco, 42.9% partnership interest in Mars and 1.0% membership interest in Bengal (collectively, the “Voting Agreements”);

(d) the Partnership, as borrower, will enter into a revolving credit agreement with an affiliate of SPLC, substantially in the form filed as an exhibit to the Registration Statement (the “Credit Agreement”);

(e) the General Partner, the Partnership and the Operating Company will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), which addresses the provision by SPLC and certain of its affiliates of personnel and general and administrative services to the Partnership and certain indemnification matters;

(f) the public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated, and the net proceeds thereof will be delivered to the Partnership; and

(g) the Partnership will use the net proceeds received from the Offering as provided in the “Use of Proceeds” section of the Registration Statement.

The transactions contemplated in subsections (a) through (g) above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Agreement, the Voting Agreements, the Credit Agreement and the Omnibus Agreement.

SPLC, the Partnership, LP Holdco, the General Partner and the Operating Company are hereinafter referred to as the “SPLC Parties.” The Operating Company, Zydeco and Mars are hereinafter referred to as the “Operating Subsidiaries.” The SPLC Parties and the Operating Subsidiaries are hereinafter referred to as the “Partnership Entities.”

This Agreement is to confirm the agreement among the SPLC Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters. The SPLC Parties understand that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

1. Representations, Warranties and Agreements of the Partnership. The SPLC Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-196850) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:45 p.m. (New York City time) on October 28, 2014;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a “road show” that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act has been instituted or threatened by the Commission.

(c) Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) Testing-the-Waters Communications. The Partnership has not engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communication”) and has not authorized anyone to engage in Testing-the-Waters Communications.

(e) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(f) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(g) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the SPLC Parties make no representations or warranties as to the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the SPLC Parties make no representations or warranties as to the information contained in or omitted from any such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(k) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(m) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly organized, is validly existing and in good standing as a limited partnership, limited liability company or general partnership, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing as a foreign limited partnership, limited liability company or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, unitholders’ equity, properties, assets, business or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Operating Subsidiaries. None of the subsidiaries of the Partnership (other than Zydeco (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(n) General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(o) Ownership of the General Partner and LP Holdco. At each applicable Delivery Date, after giving effect to the Transactions, SPLC will own a 100% membership interest in each of the General Partner and LP Holdco; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreements of each of the General Partner and LP Holdco, as applicable (the “GP LLC Agreement” and “LP Holdco LLC Agreement”, respectively), and will be fully paid (to the extent required under the GP LLC Agreement and LP Holdco LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest will be owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement and LP Holdco LLC Agreement, as applicable.

(p) Ownership of the General Partner Interest in the Partnership. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (the “General Partner Interest”), such General Partner Interest to be represented by the General Partner Units; such General Partner Units will have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and the General Partner will own such General Partner Units free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement.

(q) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens.

(r) Ownership of the Sponsor Units. At each applicable Delivery Date, after giving effect to the Transactions, LP Holdco will own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and LP Holdco will own such Sponsor Units free and clear of all Liens.

(s) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Units Delivery Date, as applicable.

(t) Ownership of Operating Company. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will own a 100% membership interest in the Operating Company; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and will be fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of all Liens.

(u) Ownership of Zydeco Pipeline Company LLC. At each applicable Delivery Date, after giving effect to the Transactions, the Operating Company will own a 43.0% membership interest in Zydeco; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of Zydeco (the “Zydeco LLC Agreement”) and will be fully paid (to the extent required under the Zydeco LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of all Liens.

(v) Ownership of Mars Oil Pipeline Company. At each applicable Delivery Date, after giving effect to the Transactions, the Operating Company will own a 28.6% general partnership interest in Mars; such general partnership interest will have been duly authorized, validly issued, fully paid and nonassessable; and such general partnership interest will be owned free and clear of all Liens.

(w) Ownership of Bengal Pipeline Company, LLC. At each applicable Delivery Date, after giving effect to the Transactions, the Operating Company will own a 49.0% membership interest in Bengal; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of Bengal (the “Bengal LLC Agreement”) and will be fully paid (to the extent required under the Bengal LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of all Liens.

(x) Ownership of Colonial Pipeline Company. At each applicable Delivery Date, after giving effect to the Transactions, the Operating Company will own 1.612% of the outstanding capital stock of Colonial; such stock will have been duly authorized, validly issued, fully paid and nonassessable; and such stock will be owned free and clear of all Liens.

(y) Voting Control. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will have voting control over all of the membership interests in Zydeco, 71.5% of the general partnership interests in Mars and 50.0% of the membership interests in Bengal.

(z) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, the Operating Subsidiaries and Colonial. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Operating Subsidiaries and Colonial.

(aa) Distribution Restrictions. After giving effect to the Transactions, none of the Operating Subsidiaries and Colonial will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (a) restrictions on distributions described in the Pricing Disclosure Package and the Prospectus, (b) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (c) as described in or contemplated by the Credit Agreement.

(bb) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(cc) No Options, Preemptive Rights, Registration Rights or Other Rights. There are no profits interests or other equity interest, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(dd) Authority and Authorization. Each of the SPLC Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the SPLC Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Transaction Documents and the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents, shall have been validly taken.

(ee) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the SPLC Parties.

(ff) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Documents will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and LP Holdco and will be a valid and legally binding agreement of the General Partner and LP Holdco, enforceable against the General Partner and LP Holdco in accordance with its terms;

(iii) the GP LLC Agreement will have been duly authorized, executed and delivered by SPLC and will be a valid and legally binding agreement of SPLC, enforceable against SPLC in accordance with its terms; and

(iv) the limited liability company agreements and partnership agreements, as applicable, of each of the Operating Subsidiaries will have been duly authorized, executed and delivered by the members or partners, as applicable, thereof and will be valid and legally binding agreements of the members thereof, enforceable against them in accordance with their respective terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(gg) Legal Sufficiency of Contribution Agreement. The Contribution Agreement will be legally sufficient to transfer or convey, directly or indirectly, all of the equity interests in the Operating Subsidiaries to the Partnership, as contemplated by the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. Upon execution and delivery of the Contribution Agreement and consummation of the transactions contemplated thereby, the Partnership Entities will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(hh) No Conflicts. The issue and sale of the Units, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby and by the Transaction Documents and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Partnership Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any Partnership Entity is a party or by which any Partnership Entity is bound or to which any of the property or assets of any Partnership Entity is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any Partnership Entity or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any Partnership Entity or any of their properties or assets, except, with respect to clauses (i) and (iii), any conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(ii) No Consents. No consent, approval, authorization or order of, or filing, with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties or assets is required for (i) the issuance and sale of the Units, (ii) the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated hereby or by the Transaction Documents, or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) such as have been, or prior to the Initial Delivery Date, will be obtained or made, (B) for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws and the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Units by the Underwriters or (C) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the Partnership’s equity compensation plans.

(jj) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical financial and operating data included under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the most recent Preliminary Prospectus or the Prospectus.

(kk) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The pro forma financial statements included in Registration Statement, the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ll) Independent Registered Public Accounting Firms. Each of (i) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Partnership and Mars, and (ii) Ernst & Young LLP, who has certified certain financial statements of Bengal and, whose reports appear in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accountants with respect to the Partnership and Mars and Bengal, as the case may be, as required by the Securities Act and the rules and regulations thereunder.

(mm) Internal Controls. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, there were no material weaknesses in the Partnership’s internal controls.

(nn) Disclosure Controls and Procedures. (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership and its subsidiaries in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(oo) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could materially adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(pp) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(qq) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and any of the Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(rr) No Material Changes. Except as described in the Registration Statement and the Pricing Disclosure Package, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any distribution or dividend on its equity interests, and (ii), there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management or business of the Partnership Entities taken as a whole.

(ss) Title to Properties. Each of the Partnership Entities has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and personal property owned or leased by them that are material to conduct the respective businesses of the Partnership Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by each of the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by any of the Partnership Entities.

(tt) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the limitations described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(uu) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(vv) Intellectual Property. Except as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses. The SPLC Parties have not received any notice of any claim of conflict with any such rights of others.

(ww) Legal Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Partnership’s knowledge, threatened (i) against or affecting the Partnership Entities or any of their subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, any of the Partnership Entities or any of their subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to any of the Partnership Entities or their subsidiaries, or any of their officers or directors of, or property owned or leased by, the Partnership Entities or any of their subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

(xx) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(yy) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities has or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries (it being understood that no Partnership Entity maintains named windstorm coverage). All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has been notified that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(zz) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(aaa) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership, is imminent that could reasonably be expected to have a Material Adverse Effect.

(bbb) No Defaults. None of the Partnership Entities (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ccc) Environmental Compliance. Each of the Partnership Entities (i) is in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) each of the Partnership Entities is not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(ddd) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Partnership Entities, nor do any of the Partnership Entities have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(eee) ERISA. Except, in each case, for any such matter as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance, in all material respects, with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification or approval.

(fff) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ggg) Investment Company. Neither the Partnership nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(hhh) Summaries of Law and Documents. The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “Description of the Common Units,” “Our Partnership Agreement” and “Material U.S. Federal Income Tax Consequences”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(iii) Registration Rights. There are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(jjj) No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(kkk) Private Placement. None of the SPLC Parties has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(lll) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(mmm) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(nnn) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(k) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule IV hereto.

(ooo) No Employment Law Violations. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ppp) Anti-Corruption. Each of the Partnership Entities has policies in place to ensure that, to the best of the knowledge of the SPLC Parties, the Partnership Entities are in compliance with applicable anti-bribery and anti-corruption laws and regulations, including the Foreign Corrupt Practices Act of 1977.

(qqq) Money Laundering. The operations of the Partnership Entities are conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes in the jurisdictions in which the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of any of the SPLC Parties, threatened the outcome of which may be material in the context of the offering.

(rrr) OFAC. None of the Partnership Entities nor, to the knowledge of any of the SPLC Parties, any director, officer or employee of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities have procedures in place to ensure that the proceeds of the offering will not directly be lent, contributed or otherwise made available to any person or entity for the purpose of financing the activities of any person or entity currently subject to U.S. sanctions administered by OFAC which prohibit any of the Partnership Entities from lending, contributing or otherwise conducting such activities or making funds available to such person or entity.

Any certificate signed by any officer of any of the SPLC Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 40,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 6,000,000 Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 3 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $21.9995 per Unit. The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $21.9995 per Unit less an amount equal to any dividends or distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement, at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised; provided further, however, that if the option is exercised prior to the Initial Delivery Date, the date and time when the Option Units are to be delivered shall be the Initial Delivery Date. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date”, and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the SPLC Parties. (a) Each of the SPLC Parties, jointly and severally, covenant and agree with each of the Underwriters:

(i) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8 of the Securities Act or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters upon request a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(x) for the remaining term of the Lock-Up Period), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, and to cause each officer and director of the General Partner and unitholders of the Partnership set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xv) Stabilization. The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvi) Necessary Actions. The Partnership will do and perform all things required to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement thereto, all as provided in this Agreement; (c) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (d) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $25,000); (e) the listing of the Units on the New York Stock Exchange or any other exchange; (f) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $25,000; (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper”; (h) the investor presentations and expenses of the representatives of the Company on any “road show” undertaken in connection with the marketing of the Units; and (i) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters, and any transfer taxes payable in connection with their respective sales of Units to the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the SPLC Parties contained herein, to the performance by the SPLC Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.

(c) Authorization and Validity. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership’s Counsel Opinion. Baker Botts L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the SPLC Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e) General Counsel Opinion. Ms. Lori Muratta shall have furnished to the Representatives her written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f) Underwriters’ Counsel Opinion. The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Comfort Letters. At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP and Ernst & Young LLP letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Bring-Down Comfort Letters. With respect to the letters of PricewaterhouseCoopers LLP and Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Representatives letters (the “bring-down letters”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(i) Officers’ Certificate. The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Partnership in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading; and

(iv) To the effect of Section 6(j): provided that no representation with respect to the judgment of the Representatives need be made).

(j) No Material Change. (i) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties or business of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) No Other Change. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The

NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m) FINRA. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(n) Lock-Up Agreement. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) Other Certificates. On or prior to each Delivery Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The SPLC Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the SPLC Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which any SPLC Party may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each SPLC Party, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Partnership), officers and employees, and each person, if any, who controls such

SPLC Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such SPLC Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any SPLC Party, or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraphs (a) or (b) of this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the SPLC Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the SPLC Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the

Units purchased under this Agreement (before deducting expenses) received by the SPLC Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the SPLC Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The SPLC Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the SPLC Parties acknowledge and agree that the statements regarding delivery of units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this

Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(k) (other than the occurrence of an event described in Section 7(k)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. Each of the SPLC Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the SPLC Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the SPLC Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the SPLC Parties by such Underwriters’ investment banking divisions. The SPLC Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the SPLC Parties acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between any of the SPLC Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the SPLC

Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the SPLC Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the SPLC Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the SPLC Parties. Each of the SPLC Parties hereby waives any claims that any of the SPLC Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel;

(b) if to any of the SPLC Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (713) 241-6161).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The SPLC Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters.

15. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the SPLC Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the SPLC Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner (including any person who, with his or her consent, is named in the Registration as a director nominee of the General Partner), the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the SPLC Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20. Waiver of Jury Trial. The SPLC Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the SPLC Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SHELL PIPELINE COMPANY LP

By:	Shell Pipeline GP LLC,
its general partner

By:	/s/ Kevin M. Nichols
Name:	Kevin M. Nichols
Title:	Vice President

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	Chief Executive Officer and President

SHELL MIDSTREAM PARTNERS GP LLC

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	Chief Executive Officer and President

SHELL MIDSTREAM LP HOLDINGS LLC

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	Chief Executive Officer and President

SHELL MIDSTREAM OPERATING LLC

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	Chief Executive Officer and President

Accepted:

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By:	BARCLAYS CAPITAL INC.

By:	/s/ Crystal A. Simpson
Authorized Representative

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael J. Casey
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	12,000,000
Citigroup Global Markets Inc.	12,000,000
Morgan Stanley & Co. LLC	4,000,000
UBS Securities LLC	4,000,000
Credit Suisse Securities (USA) LLC	1,600,000
Goldman, Sachs & Co.	1,600,000
J.P. Morgan Securities LLC	1,600,000
Wells Fargo Securities, LLC	1,600,000
RBC Capital Markets, LLC	800,000
Credit Agricole Securities (USA) Inc.	800,000

Total	40,000,000

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Curtis R. Fraiser

Margaret C. Montana

Susan M. Ward

Alton G. Smith

Michele F. Joy

Kevin M. Nichols

Lori M. Muratta

Gerard B. Paulides

Paul R. A. Goodfellow

Rob L. Jones

James J. Bender

Christopher D. Jackson

Ernest J. Stutzman

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price

$23.00

2. Number of units offered

40,000,000

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

Electronic roadshow as made available at http://www.netroadshow.com

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.,

as Representatives of the several

  Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Proposed Public Offering by Shell Midstream Partners, L.P.

Ladies and Gentlemen:

The undersigned, a unitholder, an officer and/or director of Shell Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), understands that Barclays Capital Inc. and Citigroup Global Markets Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership providing for the public offering of common units representing limited partnership interests of the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned as a unitholder, an officer and/or director of the Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Units”), or exercise any right with respect to the registration of any of the Lock-up Units, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Units without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Units and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

Exhibit A-1

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or unitholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Units of the Partnership purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received confirmation from the Partnership that the 180-day lock-up has expired.

Very truly yours,

Signature:

Print Name:

Exhibit A-1

EXHIBIT B

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

1. Formation and Qualification. Each of the Partnership Entities is validly existing and in good standing as a limited partnership, limited liability company or general partnership, as the case may be, under the laws of its jurisdiction of organization, with the limited partnership, limited liability company or general partnership power, as the case may be, to own or hold its properties and conduct its business as described the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Partnership Parties is duly qualified to transact business as a foreign limited partnership, foreign limited liability company or general partnership, as the case may be, in each jurisdiction set forth opposite its name on an annex to such opinion.

2. Power and Authority to Act as General Partner of the Partnership. The General Partner has all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3. Ownership of the General Partner and LP Holdco. SPLC owns all of the issued and outstanding membership interests of each of the General Partner and LP Holdco; all of such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and LP Holdco, as applicable, and are fully paid (to the extent required by the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and SPLC owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SPLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

4. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership and, after giving effect to the Transactions, such interest is represented by 2,754,084 General Partner Units; such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

5. Ownership of Incentive Distribution Rights. After giving effect to the Transactions, the General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly

Exhibit B-1

authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

6. Ownership of the Sponsor Units. After giving effect to the Transactions, LP Holdco owns all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and LP Holdco owns such Sponsor Units free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LP Holdco as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

7. Ownership of the Operating Company. The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

8. Ownership of Zydeco. After giving effect to the Transactions, the Operating Company owns 43.0% of the issued and outstanding membership interests of Zydeco; and the Operating Company owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

9. Ownership of Mars. After giving effect to the Transactions, the Operating Company owns 28.6% of the issued and outstanding general partner interests of Mars; and the Operating Company owns such general partner interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas General Partnership Law.

Exhibit B-2

10. Ownership of Bengal. After giving effect to the Transactions, the Operating Company owns 49.0% of the issued and outstanding membership interests of Bengal; and the Operating Company owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

11. Ownership of Colonial. After giving effect to the Transactions, the Operating Company owns 1.612% of the issued and outstanding capital stock of Colonial; and the Operating Company owns such stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

12. Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership and the limited partner interests represented thereby have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

13. Capitalization. After giving effect to the Transactions and the offering of the Firm Units contemplated by the Underwriting Agreement, the issued and outstanding limited partner interests of the Partnership consist of 67,475,068 Common Units, 67,475,068 Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding.

14. No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities; or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to or under the organizational documents of any of the Partnership Entities or any other agreement or instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

15. Authority and Authorization. Each of the Partnership Entities has all requisite limited partnership, limited liability company or general partnership power and authority to execute and deliver each of the Underwriting Agreement and the Transaction Documents to which such Partnership Entity is a party, as applicable, and to perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in

Exhibit B-3

the Underwriting Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All limited partnership, limited liability company or general partnership action, as the case may be, required to be taken by the Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Partnership Entities of the Transaction Documents to which they are a party and the consummation of the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents has been validly taken.

16. Authorization of the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

17. Enforceability of the Transaction Documents. The Transaction Documents have been duly authorized, executed and delivered by each of the Partnership Entities that are parties thereto, and the Transaction Documents, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Partnership Entities that are parties thereto, enforceable against such Partnership Entities that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

18. Non-contravention. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of the Underwriting Agreement and the Transaction Documents by the Partnership Entities that are parties thereto, (C) the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the Partnership Entities party thereto or (D) the application by the Partnership of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities under any agreement or other instrument filed as an exhibit to the Registration Statement, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Texas General Partnership Law or federal law, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents; provided, however, that such counsel need express no opinion in this paragraph 19 with respect to federal or state securities laws and other anti-fraud laws.

Exhibit B-4

19. No Consents. No permit, consent, approval, authorization, order, registration or qualification (“consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement and the Transaction Documents by the Partnership Entities party thereto, (iii) the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the Partnership Entities party thereto or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than (a) registration of the Units under the Securities Act or the Exchange Act (as to which such counsel need not express an opinion), (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters (as to which such counsel need not express an opinion), (c) under the by-laws and rules and regulations of FINRA (as to which such counsel need not express an opinion), (d) consents that have been obtained and (e) where the failure to obtain such consent would neither reasonably be expected to have a Material Adverse Effect nor materially impair the ability of the Partnership Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents.

20. Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, was filed with the Commission pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings or examinations for that purpose have been instituted or threatened by the Commission.

21. Description of Common Units. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement,” insofar as such statements constitute descriptions or summaries of the terms of the Common Units, are accurate in all material respects.

22. Descriptions and Summaries. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Duties,” “The Partnership Agreement,” and “Investment in Shell Midstream Partners, L.P. by Employee Benefit Plans,” insofar as they purport to constitute summaries of certain provisions of documents, federal laws of the United States, the Delaware LP Act or the Delaware LLC Act, are accurate in all material respects.

23. Tax Matters. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

Exhibit B-5

24. Investment Company Act. None of the Partnership Entities is now, or immediately following the sale of the Units to be sold by the Partnership pursuant to the Underwriting Agreement and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act.

25. Sufficiency of Contribution Agreement. The Contribution Agreement is in a form legally sufficient as between the parties thereto to transfer or convey all of the equity interests in the applicable Operating Subsidiaries from SPLC to the Partnership and from the Partnership to the Operating Company, as described in the Contribution Agreement, subject to the conditions, reservations, encumbrances and limitations described therein.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act, the Texas General Partnership Law and the contract law of the State of New York, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership, foreign limited liability company or foreign general partnership, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Delivery Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, and (vi) with respect to the opinions expressed in paragraphs 3 through 11 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware or Texas, as applicable, naming such applicable Partnership Entity as debtor.

In addition, such counsel shall make statements to the following effect:

Such counsel has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the

Exhibit B-6

determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in paragraphs 22 and 23 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises you that:

(a) the Registration Statement, as of the Effective Date, and the Prospectus, as of its date and the applicable Delivery Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to such counsel’s attention that caused such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date or as of the applicable Delivery Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not express any belief with respect to (i) the financial statements and schedules or other financial or accounting information contained or included therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

Exhibit B-7

EXHIBIT C

FORM OF OPINION OF GENERAL COUNSEL

1. Formation. Each of the Partnership Entities has been duly organized.

2. Ownership of Zydeco. After giving effect to the Transactions, the Operating Company owns 43.0% of the issued and outstanding membership interests of Zydeco; such membership interests have been duly authorized and validly issued in accordance with the Zydeco LLC Agreement and are fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

3. Ownership of Mars. After giving effect to the Transactions, the Operating Company owns 28.6% of the issued and outstanding general partner interests of Mars; such general partner interests have been duly authorized and validly issued and are fully paid and nonassessable.

4. Ownership of Bengal. After giving effect to the Transactions, the Operating Company owns 49.0% of the issued and outstanding membership interests of Bengal; such membership interests have been duly authorized and validly issued in accordance with the Bengal LLC Agreement and are fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

5. Legal Proceedings. There is not pending or threatened any action, suit, proceeding, inquiry or investigation to which any of the Partnership Entities is a party, or to which any of the properties of the Partnership Entities is subject, before or brought by any court or governmental agency or body, domestic or foreign, that are required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus but are not so described as required.

6. Exhibits. There are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

Exhibit C-1